Exhibit 5.6

WHITEFORD, TAYLOR & PRESTON L.L.P.

210 WEST PENNSYLVANIA AVENUE

TOWSON, MARYLAND  21204-4515

TELEPHONE  410 832-2000

FAX  410 832-2015

20 COLUMBIA CORPORATE CENTER

10420 LITTLE PATUXENT PARKWAY

SUITE 495

COLUMBIA, MARYLAND 21044-3528

TELEPHONE  410 884-0700

FAX  410 884-0719

SEVEN SAINT PAUL STREET BALTIMORE, MARYLAND 21202-1626 410 347-8700 DIRECT FAX 410 223-4363 www.wtplaw.com	1025 CONNECTICUT AVENUE, NW SUITE 400 WASHINGTON, D.C. 20036-5405 TELEPHONE 202 659-6800 FAX 202 331-0573 115 ORONOCO STREET ALEXANDRIA, VIRGINIA 22314-1685 TELEPHONE 703 836-5742 FAX 703 836-3558

October 31, 2006

National Mentor Holdings, Inc.

313 Congress Street, 6th Floor

Boston MA 02210

Ladies and Gentlemen:

We have acted as special Maryland counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”) and to the subsidiaries listed on Schedule I hereto (the “Maryland Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc. (the “Company”), the Maryland Guarantors and the subsidiaries of the Company listed on Schedule II hereto (the “non-Maryland Guarantors” and together with the Maryland Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the Maryland Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11-1/4% Senior Subordinated Notes due 2014.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and upon the representations, warranties and acknowledgements of the Guarantors in the Indenture.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) the Company and the non-Maryland Guarantors have duly authorized, executed and delivered the Indenture and (2) the execution, delivery and performance by the Company and the Guarantors of the Indenture, the Exchange Securities and the Guarantees do not and will not violate any applicable laws (excepting the law of the State of Maryland).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Maryland Guarantors enforceable against the Maryland Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of Maryland. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement. We also consent to (i) the Trustee's relying on this opinion and (ii) Simpson Thacher & Bartlett LLP’s relying as to matters of Maryland law on this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Whiteford, Taylor & Preston L.L.P.

Whiteford, Taylor & Preston L.L.P.

2

SCHEDULE I

MARYLAND GUARANTORS

Mentor Maryland, Inc.

REM Maryland, Inc.

SCHEDULE II

NON-MARYLAND GUARANTORS

Center for Comprehensive Services, Inc.

Cornerstone Living Skills, Inc.

Family Advocacy Services, LLC

First Step Independent Living Program, Inc.

Homework Center, Inc.

Horrigan Cole Enterprises, Inc.

Illinois Mentor, Inc.

Loyd’s Liberty Homes, Inc.

Massachusetts Mentor, Inc.

Mentor Management, Inc.

National Mentor, LLC

National Mentor Healthcare, LLC

National Mentor Holdings, LLC

National Mentor Services, Inc.

National Mentor Services, LLC

Ohio Mentor, Inc.

REM Arizona Rehabilitation, Inc.

REM Arrowhead, Inc.

REM Central Lakes, Inc.

REM Colorado, Inc.

REM Community Options, Inc.

REM Community Payroll Services, LLC

REM Connecticut Community Services, Inc.

REM Consulting & Services, Inc.

REM Consulting of Ohio, Inc.

REM Developmental Services, Inc.

REM Health, Inc.

REM Health of Iowa, Inc.

REM Health of Nebraska, LLC

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Heartland, Inc.

REM Hennepin, Inc.

REM Home Health, Inc.

REM, Inc.

REM Indiana Community Services, Inc.

REM Indiana Community Services II, Inc.

REM Indiana, Inc.

REM Iowa Community Services, Inc.

REM Iowa, Inc.

REM Management, Inc.

REM Minnesota Community Services, Inc.

REM Minnesota, Inc.

REM Nevada, Inc.

REM New Jersey, Inc.

REM North Dakota, Inc.

REM North Star, Inc.

REM Ohio, Inc.

REM Ohio Waivered Services, Inc.

REM Pennsylvania Community Services, Inc.

REM Ramsey, Inc.

REM River Bluffs, Inc.

REM South Central Services, Inc.

REM Southwest Services, Inc.

REM Utah, Inc.

REM West Virginia, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

REM Woodvale, Inc.

South Carolina Mentor, Inc.

Unlimited Quest, Inc.